EXHIBIT 23

         Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-85814), pertaining to the Personnel Management, Inc. Amended and Restated 1993 Stock Option Plan, Personnel Management,
Inc. 1994 Stock Option Plan, and Personnel Management,
Inc. Employees 401(k) Retirement Plan and Trust of our report dated December 16, 1996 relating to the financial statements of Personnel Management, Inc., which is incorporated in this Annual Report on Form 10-K.


     /s/ Price Waterhouse LLP
     PRICE WATERHOUSE LLP
     January 27, 1997













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